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                                                    EXHIBIT  21.1

                   SUBSIDIARY CORPORATIONS OF
                      CHESAPEAKE CORPORATION

                        December 31, 1996
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                                               State of
                Name                         Incorporation
Cary St. Company                               Delaware

Chesapeake Consumer Products Company           Virginia

The Chesapeake Corporation of Virginia         Virginia

Chesapeake Display and Packaging Company       Iowa

Chesapeake Forest Products Company             Virginia

Chesapeake Packaging Co.                       Virginia

Chesapeake Paper Products Company              Virginia

Chesapeake Recycling Co.                       Virginia

Chesapeake Resources Company                   Virginia

Chesapeake Trading Corp.                       Virginia

Chesapeake Trading Company, Inc.               U. S. Virgin Islands

Chesapeake Building Products Company           Virginia

Color-Box, Inc.                                Indiana

Delmarva Properties, Inc.                      Virginia

Stonehouse Inc.                                Virginia

Wisconsin Tissue Mills Inc.                    Delaware

Chesapeake International Holding Company       Virginia

Wisconsin Tissue de Mexico S.A. de C.V.        Mexico
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Chesapeake Display and Packaging
 (Canada) Limited                              Ontario, Canada

Chesapeake Europe S.A.                         France

Sailliard PLV                                  France

Raab-Pige                                      France

Chesapeake Coffrets                            France

Linea                                          France

Plastiphane                                    France